UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2009

Regency Affiliates, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7949	72-0888772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Jensen Beach Boulevard, Jensen Beach, Florida		34957
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (772) 334-8181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01.   OTHER EVENTS

On December 24, 2009, Regency Affiliates, Inc. (the “Company”) issued notices of redemption to the holders of its outstanding shares of Cumulative, Senior Preferred Stock $100, Series C, par value $0.10 per share (the “Series C Preferred Stock”), with an effective redemption date of January 11, 2009.  From and after the redemption effective date, the Series C Preferred Stock will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company shall cease (other than the right to receive the redemption price from the registrant).  The redemption price paid for the Series C Preferred Stock (the “Redemption Price”) will be satisfied by delivery to each holder of Series C Preferred Stock of a percentage of the common stock (“NRDC Common Stock”) of National Resource Development Corporation, a Nevada corporation, currently owned by the Company equal to the percentage of the outstanding shares of Series C Preferred Stock owned by such holder, rounded to the nearest whole share.  Following payment of the Redemption Price to all holders of Series C Preferred Stock, the Company will not own any NRDC Common Stock.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY AFFILIATES, INC.

By:	/s/ Laurence S. Levy
Name:	Laurence S. Levy
Title:	President

Date:  December 31, 2009